Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Quaker Chemical Corporation Retirement Savings Plan
Conshohocken, Pennsylvania

We hereby

consent to the incorporation by reference in the Registration Statements on Form S-8 (333-208188, 333-159513, 333-
115713, 033-54158)

of Quaker Chemical Corporation of our report dated June

20, 2019, relating to the financial statements of the
Quaker Chemical Corporation Retirement Savings Plan which

appear in this Form 11-K for the

year ended December 31, 2019.

/s/ BDO USA, LLP
Philadelphia, Pennsylvania
June 18, 2020